LAW OFFICES OF

                                C. TIMOTHY SMOOT
                                    Suite 174
                              23505 Crenshaw Blvd.
                         Torrance, California 90505-5221

                             Telephone: 310/530-3366
                             Telecopy: 310/530-2211
                           Email: smoot@earthlink.net

                                February 14, 2000

Board of Directors
Material Technologies, Inc.
Suite 707
11661 San Vicente Boulevard
Los Angeles, CA  90049

                           Re:   REGISTRATION STATEMENT ON FORM S-8
Gentlemen:

         I am counsel to Material Technologies, Inc., a Delaware corporation, (the "Corporation"), in connection with preparing and filing an Amendment to a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), registering under the Securities Act of 1933, as amended (the "Act"), 1,000,000 shares of the Corporation's Common Stock, $.001 par value, (the "Shares") authorized to be granted and issued under the Corporation's 1998 Stock Plan (the "Plan").

         For purposes of this opinion I have examined the Registration Statement, the Corporation's Certificate of Incorporation, as amended, and its by-laws, and such documents, records, agreements, proceedings, and legal matters as I deemed necessary to examine. With respect to any documents or other corporate records which I examined, I assumed the genuineness of all signatures on, and the authenticity of, all documents submitted as originals, and the conformity to the original documents submitted as copies.

         Based upon my examination and subject to the qualifications stated herein, I am of the opinion that:

         1. The Corporation is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. The Shares included in the Registration Statement to be issued will be duly authorized and validly issued, and fully paid and non-assessable when issued in accordance with the terms of the Plan.

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         I am a member of the  California  Bar and do not hold  myself out as an expert concerning, or qualified to render opinions with respect to any laws other than the California law, the Federal laws of the United States, and Delaware General Corporation Law.


                                   Sincerely,

                                   /s/ C. Timothy Smoot
                                   --------------------
                                   C. Timothy Smoot
                                   Attorney




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